RULE 10f-3 REPORT FORM FOR ADVISERS
                                GuideStone Funds

                         Record Of Securities Purchased
                   Under The Trusts Rule 10f-3 Procedures

1.	Name of Fund: Low-Duration Bond Fund

2.	Name of Issuer: Bottling Group.

3.	Underwriter from whom purchased: Morgan Stanley & Co,
Inc.

4.	"Affiliated Underwriter" managing or participating in
underwriting syndicate: Merrill Lynch

5.	Aggregate principal amount of purchase by all
investment companies advised by the Adviser: $177,000,000

6.	Aggregate principal amount of offering: $1,300,000,000

7.	Purchase price (net of fees and expenses): 99.793

8.	Offering price at end of first day on which any sales
were made" 99.793

9.	Date of Purchase: 10/21/08

10.	Date offering commenced: 10/21/08

11.	Commission, spread or profit: [0.60%]

12.	Have the following conditions been satisfied:

										Yes	No

a.	The securities are:
	part of an issue registered under the Securities
      Act of 1933 which is being offered to the public,
	                                                     _X_	___

	part of an issue of government securities
	                                                     ___	___

	Eligible Municipal Securities
	                                                     ___	___

	sold in an Eligible Foreign Offering; OR
	                                                     ___	___

	sold in an Eligible Rule 144A Offering?
	                                                     ___	___

[As of the date of the transaction, BlackRock deemed commissions under 1.25% for investment grade corporate debt as comparable to current market activity.]
(see the AB Funds Trust Rule 10f-3 Procedures for definitions of the defined terms used herein.)

b.	(1) The securities were purchased prior to the end of
	the first day on which any sales were made, at a
      price that is not more than the price paid by each other
	purchaser of securities in that offering or in any
      concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to
      purchase required by law to be granted to existing security
      holders of the issuer); OR					_X_	___

	(2) If the securities to be purchased were offered
	for subscription upon exercise of rights, such
      securities	were purchased on or before the fourth
      day preceding	the day on which the rights offering
      terminates?	                                       	___	___

c.	The underwriting was a firm commitment
	underwriting?							_X_	___

d.	The commission, spread or profit was reasonable and
	fair in relation to that being received by others for
	underwriting similar securities during the same
      period?		                                   _X_	___

e.	The issuer of the securities, except for Eligible
      Municipal Securities, and its predecessors have been in
      Continuous operation for not less than three years?  _X_	___

f.	(1) The amount of the securities, other than those
          sold in an Eligible Rule 144A Offering (see below),
          purchased by all of the investment companies advised
          by the Adviser did not exceed 25% of the principal
          amount of the offering; OR                      _X_	___

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of the total of:

          (i) The principal amount of the offering of such Class sold by underwriters of members of the selling
	         syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

          (ii) The Principal amount of the offering of such
               Class in any concurrent public offering?	___	___

g.	     (1) No affiliated underwriter of the purchasing
               Fund was a direct or indirect participant in or
               beneficiary  of the sale; OR                 _X_	___

	     (2) With respect to the purchase of Eligible
               Municipal securities, such purchase was not
               designated as a group sale or otherwise allocated
               to the account of an affiliated underwriter?  ___	___

h.	Information has or will be timely supplied to the
     appropriate officer of the Trust for inclusion on SEC
     Form N-SAR and quarterly reports to the Trustees?        _X_   ___

I have submitted these answers and completed this form based on all available information.

/s/ Spencer Fleming
Name: Spencer Fleming
Title:  Director - Portfolio Compliance
Date:  January 8, 2009